Exhibit 10.101

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of October 31, 2011, by and between FTI Consulting, Inc., a Maryland corporation (“Company”) and Dominic DiNapoli (“Employee”).

WHEREAS, Company and Employee entered into an Employment Agreement dated November 1, 2005, which was amended by Amendment No. 1 thereto dated December 31, 2008, Amendment No. 2 thereto dated June 2, 2010, and Amendment No. 3 thereto dated March 21, 2011 (collectively, the Employment Agreement, Amendment No. 1, Amendment No. 2, and Amendment No. 3 thereto are referred to herein as the “Agreement”); and

WHEREAS, Company and Employee desire to further amend certain terms and conditions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, Company and Employee hereby agree as follows:

1. Section 2(a) of the Agreement is deleted in its entirety and replaced with the following:

“(a) Employment Term. Executive’s fulltime employment under this Agreement will begin as of November 1, 2005 (the “Effective Date”) and continue through December 31, 2014 (The “Employment Term”), or such earlier date as Executive’s employment terminates under Section 9.

2. Section 2(b) of the Agreement is amended to incorporate the following typographical correction and is replaced to read in its entirety as follows:

“(b) Upon expiration of the Employment Term or its earlier termination pursuant to Section 9 other than as a result of Employee’s death or Disability (as defined in Section 9(d)) or termination of Employee’s employment by Company for Cause (as defined in Section 9(b)), Employee shall continue to provide services to Company as described in Section 3(b), but in the capacity of a part-time employee, for a period (the “Transition Period”) of five (5) years or until such earlier date as Employee’s employment terminates under Section 9.”

3. During the Employment and the Transition Period, Employee’s base salary shall be increased by an additional $60,000 per annum.

4. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

5. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

FTI CONSULTING, INC.

Date: 11/1/11	By:	/s/ Eric B. Miller
Eric B. Miller
Executive Vice President, General Counsel and Chief Ethics Officer

EMPLOYEE

Date: 11/1/11	By:	/s/ Dominic DiNapoli
Dominic DiNapoli

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